EXHIBIT 99.1
MINRAD International, Inc. Announces the Start of the MINRAD International Distributor Meeting in Cape Town South Africa
Orchard Park, NY (February 29, 2008) MINRAD International, Inc. (AMEX: BUF) announced the start of the MINRAD International Distributor Meeting in Cape Town South Africa. The event will continue through March 2, 2008 and will include two days of presentations and panel discussions by distinguished physicians and researchers on topics related to anesthesia, conscious sedation and image guidance.
The Meeting will be opened with a presentation by Bill Burns, Chairman and CEO of MINRAD International, Inc. The focus of the presentation will be on future opportunities for MINRAD’s distributors around the world and will include an update of the Company’s new product opportunities, an update of first quarter 2008 backlog, and an outlook of 2008 revenue for the Company. A copy of the presentation can be found at www.minrad.com/vision2010.pdf.
The MINRAD International Distributor Meeting is being held in conjunction with the World Congress of Anesthesia (“WCA”). The WCA is held every four years and is one of the premiere events in the anesthesia space. At the WCA, MINRAD will be exhibiting both its inhalation anesthesia products and real-time image guidance products, and a number of exciting new products.
In commenting on the MINRAD International Distributor Meeting and the World Congress of Anesthesia, Bill Burns stated; “The WCA, allows MINRAD a great opportunity to not only strengthen our relationships with our partners around the world, but also to introduce several of the new products which we have in development. We think that our partners will be pleased when they see what the future of MINRAD will be.”

Contact:	Timothy Sheehan, VP — Corporate Development tsheehan@minrad.com (716) 855-1068 www.minrad.com
About the Company
MINRAD International, Inc. is an interventional pain management company with real-time image guidance and anesthesia and analgesia product lines. The real-time image guidance products facilitate minimally invasive surgery especially for pain management and have broad applications in orthopedics, neurosurgery, and interventional radiology. These devices enable medical professionals to improve the accuracy of interventional procedures and reduce radiation exposure. MINRAD International also manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical procedures. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness. Additional information can be found at the company’s website, www.minrad.com.
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     The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Factors that may cause actual results to differ materially from those expressed or implied by its forward-looking statements include, but are not limited to, MINRAD International’s limited operating history and business development associated with being a growth stage company; its dependence on key personnel; its need to attract and retain technical and managerial personnel; its ability to execute its business strategy; the intense competition it faces; its ability to protect its intellectual property and proprietary technologies; its exposure to product liability claims resulting from the use of its products; general economic and capital market conditions; financial conditions of its customers and their perception of its financial condition relative to that of its competitors; as well as those risks described under the heading “Risk Factors” of MINRAD International’s Form 10-KSB, filed with the Securities and Exchange Commission on March 29, 2007. Although MINRAD International, Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.